EXHIBIT 24.2

                      CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form SB-2 of our report dated September 8, 1995, relating to the consolidated financial statements of Eastco Industrial Safety Corp. and Subsidiaries as at June 30, 1995 and for each of the two years in the period ended June 30, 1995 and to the reference to our firm under the heading "Experts" in such prospectus.


                                   /s/ Cornick Garber & Sandler, LLP
                                   ---------------------------------
                                       CERTIFIED PUBLIC ACCOUNTANTS

Uniondale, New York
October 2, 1995